SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 6, 2004

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                  1-12351                            41-1849591
         (Commission file number)           (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of principal executive offices)

                                 (952) 525-5020
                        (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On May 6, 2004, Metris Companies Inc. issued a press release announcing that it has entered into a new credit facility providing for a three-year $300 million secured term loan, the proceeds of which will be used to pay off the Company's 10% Senior Notes due in November 2004 and for other general corporate purposes.

On May 7, 2004, Metris Companies Inc. issued a press release announcing that it has defeased the $650 million series 2001-3 asset-backed securitization from the Metris Master Trust, which was scheduled to mature in August 2004.

Item 7.(c) Exhibits

99.1 Press release of Metris Companies Inc. dated May 6, 2004, announcing that it has entered into a new credit facility providing for a three-year $300 million secured term loan.

99.2 Press release of Metris Companies Inc. dated May 7, 2004, announcing that it has defeased the $650 million Series 2001-3 asset-backed securitization from the Metris Master Trust.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRIS COMPANIES INC.


                                            By:/s/David D. Wesselink
                                                  David D. Wesselink
                                                  Chairman and CEO
Dated:  May 7, 2004




                                  EXHIBIT INDEX

Exhibit No.       Description

99.1 Press release of Metris Companies Inc. dated May 6, 2004, announcing that it has entered into a new credit facility providing for a three-year $300 million secured term loan.

99.2 Press release of Metris Companies Inc. dated May 7, 2004, announcing that it has defeased the $650 million Series 2001-3 asset-backed securitization from the Metris Master Trust.